                                                              Exhibit (d)(3)(ii)

                                   Schedule B
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT
                              Amended July 7, 2009

                                                          Annual
                                                        Management
Name of Portfolio                                           Fee
-----------------                                       ----------
ClariVest International Equity Fund Class I and II         0.75%
ClariVest SMid Cap Core Growth Fund Class I and II         0.85%
Smith Group Large Cap Core Growth Fund Class I and II      0.61%
Mount Lucas U.S. Focused Equity Fund Class I and II        0.75%
Dynamic Energy Fund Class I and II                         0.95%
Dynamic Energy Income Trust Fund Class I and II            0.95%
Dynamic Global Growth Fund Class I and II                  0.85%
Dynamic Growth Navigator Class I and II                    0.95%
Dynamic Infrastructure Fund Class I and II                 0.95%
Dynamic Natural Resources Fund Class I and II              0.95%
Dynamic Contrarian Advantage Fund Class I and II           0.85%
Dynamic Discovery Fund Class I and II                      0.95%
Dynamic Gold & Precious Metals Fund Class I and II         0.95%
Dynamic North American Value Fund Class I and II           0.85%
Dynamic U.S. Growth Fund Class I and II                    0.75%
Dynamic U.S. Value Fund Class I and II                     0.75%
JOHCM International Select Fund Class I and II             0.85%